UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934.

Date of Report (Date of Earliest Event Reported): August 15, 2023

MONRO, INC.

(Exact name of registrant as specified in its charter)

New York	0-19357	16-0838627
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Holleder Parkway, Rochester, New York	14615
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (585) 647-6400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	MNRO	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the 2023 Annual Meeting of Shareholders (“Annual Meeting”) of the Company on August 15, 2023, shareholders voted to approve three amendments to the Company’s Restated Certificate of Incorporation (the “Restated Certificate”): an amendment to declassify the Board of Directors (the “Board Declassification Amendment”); an amendment to increase the conversion ratio and mandatorily convert the Class C Preferred Stock into common stock (the “Reclassification Amendment”); and an amendment to provide a revised liquidation preference for the Class C Preferred Stock upon a liquidation event (the “Liquidation Amendment”).

On August 17, 2023, the Company filed the Board Declassification Amendment with the Department of State of the State of New York. The Declassification Amendment is effective upon filing. Pursuant to the Board Declassification Amendment, sections 6(b) and 6(c) of the Restated Certificate were amended and restated to provide that the class of directors standing for election at our 2024 Annual Meeting of Shareholders will stand for election for one-year terms expiring at the 2025 Annual Meeting of Shareholders and, commencing with the 2025 Annual Meeting of Shareholders, the Board of Directors shall cease to be classified and all of the directors elected at such meeting (and each meeting thereafter) shall be elected for a term expiring at the next annual meeting of shareholders.

On August 17, 2023, the Company filed the Reclassification Amendment with the Department of State of the State of New York. The Reclassification Amendment is effective upon filing. Pursuant to the Reclassification Amendment, section 4(d)(iv) of the Restated Certificate was amended to provide for the automatic conversion of each issued and outstanding share of Class C Preferred Stock into shares of common stock on the sunset date (as defined in the Reclassification Amendment) and an increase in the current conversion rate of Class C Preferred Stock under the Restated Certificate of 23.389 shares of common stock to 61.275 shares of common stock.

On August 17, 2023, the Company filed the Liquidation Amendment with the Department of State of the State of New York. The Liquidation Amendment is effective upon filing. Pursuant to the Liquidation Amendment, section 4(d)(iii) of the Restated Certificate was amended to provide that each holder of Class C Preferred Stock be entitled to receive, for each share of Class C Preferred Stock held by such holder upon a liquidation, dissolution, or winding up of the affairs of the Company, an amount equal to the greater of $1.50 per share and the amount such holder would have received had such share of Class C Preferred Stock been converted to shares of common stock immediately prior to such liquidation, dissolution, or winding up.

The foregoing descriptions of the Board Declassification Amendment, the Reclassification Amendment, and the Liquidation Amendment do not purport to be complete and are qualified in their entirety by reference to the full text of the Board Declassification Amendment, the Reclassification Amendment, and the Liquidation Amendment, copies of which are filed hereto as Exhibits 3.1, 3.2, and 3.3, respectively, and are incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders

At the Annual Meeting, the Company’s holders of common stock voted on each of the matters described below. Approximately 29,645,138 shares (representing 94.35% of total shares of common stock outstanding and entitled to vote) were present at the Annual Meeting either in person or by proxy.

1. The Company’s shareholders re-elected the following four directors as Class 2 Directors to serve a two-year term until the Company’s 2025 Annual Meeting of Shareholders and until their successors have been duly elected and qualified. The number of shares of common stock that (i) voted for the election of each director and (ii) withheld authority to vote for each director, as well as the number of broker non-votes, are set forth in the table below.

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Stephen C. McCluski	24,930,380	3,822,149	892,609
Robert C. Mellor	24,460,039	4,292,490	892,609
Peter J. Solomon	24,558,287	4,194,242	892,609
Hope B. Woodhouse	26,552,161	2,200,368	892,609

2. The Company’s shareholders re-elected the following director as Class 1 Director to serve a one-year term until the Company’s 2024 Annual Meeting of Shareholders and until her successor has been duly elected and qualified. The number of shares of common stock that (i) voted for the election of such director and (ii) withheld authority to vote for such director, as well as the number of broker non-votes, are set forth in the table below.

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Lindsay N. Hyde	24,964,879	3,787,650	892,609

3. The Company’s shareholders voted to approve, on an advisory basis, the compensation paid to the Company’s named executive officers. The number of shares of common stock that voted for or against, or that abstained from voting on, the compensation paid to the Company’s named executive officers, as well as the number of broker non-votes, are set forth in the table below.

Votes For	Votes Against	Abstentions	Broker Non-Votes
27,943,219	797,643	11,667	892,609

4. The Company’s shareholders voted to approve, on an advisory basis, an annual frequency of future advisory votes on executive compensation. The number of shares of common stock that voted for a 1-year, 2-year, or 3-year frequency, or that abstained from voting on the frequency of future advisory votes on compensation paid to the Company’s named executive officers, as well as the number of broker non-votes, are set forth in the table below. [In accordance with the frequency recommended by the Company’s shareholders, the Board of Directors has determined that the frequency of future advisory votes on executive compensation will occur every year until the next required vote or until the Board of Directors otherwise determines that a different frequency for such votes is in the best interests of the Company’s shareholders.]

1-Year	2-Year	3-Year	Abstentions	Broker Non-Votes
27,277,181	2,624	1,467,254	5,470	892,609

5. The Company’s shareholders ratified the re-appointment of PricewaterhouseCoopers, LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 30, 2024. The number of shares of common stock that voted for or against, or that abstained from voting for, the ratification of the re-appointment of PricewaterhouseCoopers, LLP are summarized in the table below.

Votes For	Votes Against	Abstentions
28,607,457	1,037,671	10

6. The Company’s shareholders voted to approve the Board Declassification Amendment to declassify the Board of Directors. The number of shares of common stock that voted for or against, or that abstained from voting on, the Board Declassification Amendment, as well as the number of broker non-votes, are summarized in the table below.

Votes For	Votes Against	Abstentions	Broker Non-Votes
28,741,277	7,121	4,131	892,609

7. The Company’s shareholders voted to approve the Reclassification Amendment to increase the conversion ratio and to mandatorily convert the Class C Convertible Preferred Stock into common stock. The number of shares of common stock that voted for or against, or that abstained from voting on, the Reclassification Amendment are summarized in the table below.

Additionally, the Reclassification Amendment was approved by the affirmative vote of at least a majority of the outstanding shares of common stock unaffiliated with the holders of Class C Preferred Stock (the “Class C Shareholders”), as required by the Reclassification Agreement by and among the Company and the Class C Shareholders, dated May 12, 2023 (the “Reclassification Agreement”).

Votes For	Votes Against	Abstentions	Broker Non-Votes
28,689,318	57,807	5,404	892,609

8. The Company’s shareholders voted to approve the Liquidation Amendment to provide a revised liquidation preference for the Class C Convertible Preferred Stock upon a liquidation event. The number of shares of common stock that voted for or against, or that abstained from voting on, the Liquidation Amendment, as well as the number of broker non-votes, are summarized in the table below.

Additionally, the Liquidation Amendment was approved by the affirmative vote of at least a majority of the outstanding shares of common stock unaffiliated with the Class C Shareholders, as required by the Reclassification Agreement.

Votes For	Votes Against	Abstentions	Broker Non-Votes
28,688,039	58,492	5,998	892,609

Item 9.01	Financial Statements and Exhibits

(d)    Exhibits:

Exhibit No.	Description

3.1	Certificate of Amendment of the Restated Certificate of Incorporation of Monro, Inc., effective as of August 17, 2023

3.2	Certificate of Amendment of the Restated Certificate of Incorporation of Monro, Inc., effective as of August 17, 2023

3.3	Certificate of Amendment of the Restated Certificate of Incorporation of Monro, Inc., effective as of August 17, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONRO, INC.
(Registrant)

August 18, 2023	By:	/s/ Maureen E. Mulholland
Maureen E. Mulholland,
Executive Vice President - Chief Legal Officer and Secretary